Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Shoshana Shendelman, Chief Executive Officer of Applied Therapeutics, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2020

By:	/s/ Shoshana Shendelman
Name:	Shoshana Shendelman, Ph.D.
Title:	Chief Executive Officer (Principal Executive Officer)